EXHIBIT 10.3


                                 Third Amendment
                                     to the
                          1993 Stock Incentive Plan of
                           E. W. Blanch Holdings, Inc.


         This Third Amendment to the 1993 Stock Incentive Plan of E. W. Blanch Holdings, Inc. has been made by E. W. Blanch Holdings, Inc. ("the Company"):

         WHEREAS, the Company has previously established the 1993 Stock Incentive Plan to provide a means to attract able persons to enter and remain in the employ of the Company; and

         WHEREAS, the Company has reserved the right to amend the Plan under the terms hereof;

         NOW, THEREFORE, the Company hereby amends the Agreement as follows:

         Subsection "a" of Section 5 has been amended to read as follows:

         "(a) Subject to Section 12, the aggregate number of shares of Stock made subject to Awards may not exceed 4,400,000;"

The provisions of the 1993 Stock Incentive Plan shall remain otherwise unchanged.